CERTIFICATION FILED AS EXHIBIT 12(B) TO FORM N-CSR

Name of Issuer:	AMG FUNDS: AMG TIMESSQUARE INTERNATIONAL SMALL CAP FUND, AMG TIMESSQUARE MID CAP GROWTH FUND, AMG TIMESSQUARE SMALL CAP GROWTH FUND AND AMG MANAGERS SKYLINE SPECIAL EQUITIES FUND

In connection with the Report on Form N-CSR of the above-named issuer that is accompanied by this certification, the undersigned hereby certifies, to his knowledge, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

Dated: February 24, 2017	/s/ Jeffrey T. Cerutti
Jeffrey T. Cerutti
Principal Executive Officer

CERTIFICATION FILED AS EXHIBIT 12(B) TO FORM N-CSR

Name of Issuer:	AMG FUNDS: AMG TIMESSQUARE INTERNATIONAL SMALL CAP FUND, AMG TIMESSQUARE MID CAP GROWTH FUND, AMG TIMESSQUARE SMALL CAP GROWTH FUND AND AMG MANAGERS SKYLINE SPECIAL EQUITIES FUND

In connection with the Report on Form N-CSR of the above-named issuer that is accompanied by this certification, the undersigned hereby certifies, to his knowledge, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

Dated: February 24, 2017	/s/ Donald S. Rumery
Donald S. Rumery
Principal Financial Officer